NEITHER THIS NOTE NOR THE SECURITIES INTO WHICH THIS NOTE IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISION OF ANY STATE. THESE SECURITIES HAVE BEEN SOLD IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

ORIGINAL PRINCIPAL AMOUNT:
$72,500

CONSIDERATION PAID at CLOSE:
$65,000

ISSUANCE DATE:
February 26, 2014

MATURITY DATE:
February 26, 2015

INTEREST RATE:

Twelve (12%) Percent

NOTE NO: COSR 1

FOR VALUE RECEIVED, Co-Signer, Inc., a Nevada corporation (the "Maker"), hereby makes and delivers this Convertible Promissory Note (this "Note") in favor of, GCEF Opportunity Fund, L.L.C., or its Assignees (the "Holder") and hereby agrees as follows:

General Terms. The amount set out above as the Original Principal Amount (as reduced pursuant to the terms hereof pursuant to redemption, conversion or otherwise, the "Principal") when due, whether upon the Maturity Date (as defined below), acceleration, redemption or otherwise (in each case in accordance with the terms hereof) and to pay interest ("Interest") on any outstanding Principal at the applicable Interest Rate from the date set out above as the Issuance Date (the "Issuance Date") until the same becomes due and payable, upon the Maturity Date or acceleration, conversion, redemption or otherwise (in each case in accordance with the terms hereof).

This Note will become effective only upon execution by both parties and delivery of the Consideration by the Holder (the "Effective Date"). The Original Principal Amount is Seventy-Two Thousand Five Hundred ($72,500) Dollars plus accrued and unpaid interest and any other fees. The Consideration is Sixty-Five Thousand ($65,000) Dollars payable by wire (there exists a $7,500 original issue discount (the "OID")). The Lender shall provide Sixty- Five Thousand ($65,000) Dollars of Consideration upon closing of this Note.

Further, the Holder or its assigns, will receive, as additional consideration Five (5,000,000) Million shares of the common stock of Co-Signer, Inc. (COSR). This issuance is to occur within five (5) business days of the effective date of this note.

ADDITIONAL CAVEAT MANDATES THAT, UNTIL SUCH TIME THAT THE LOAN IS REPAID IN FULL, THE BORROWER MAY NOT BORROW ANY ADDITIONAL FUNDS FROM ANY OTHER LENDER, WITHOUT PRIOR WRITTEN APPROVAL OF GCEF OPPORTUNITY FUND, LLC.

Unless otherwise agreed in writing by both parties, at no time will the Holder convert any amount of the Note into common stock that would result in the Holder owning more than 4.99% of the common stock outstanding.

The "Maturity Date" & "Call Feature". One Year from the Effective Date of the consideration (the "Maturity Date") and is the date upon which the Principal Sum of this Note, as well as any unpaid interest and other fees, shall be due and payable. At any time after the initial Ninety (90) Days, the Holder shall have the right to call the note, in whole or in part, with Ninety (90) Days written notice.

If, for any reason the shares become ineligible for deposit into the DTC system and are only eligible for Xclearing deposit before the actual conversion, an additional 5% discount shall apply.

Interest Rate. A one-time interest charge of twelve (12%) percent ("Interest Rate") shall be applied on the Issuance Date to the Original Principal Sum. Interest hereunder shall be paid on the Maturity Date (or sooner as provided herein) to the Holder or its assignee in whose name this Note is registered on the records of the Company regarding registration and transfers of Notes in cash or converted into Common Stock at the Conversion Price provided the Equity Conditions are satisfied.

Conversion of Note. At any time between the February 25, 2014, (the "Issue Date") and February 26, 2015, (the "Due Date"), unless previously repaid by the Company, this Note shall be convertible into shares of Common Stock of the Company, on the terms set forth in this Note. Conversion is the option of the Holder, who may convert any or all available shares based upon any prepayment, to be converted at the conversion rate of Fifty (50%) Percent of the average bid side price in the Ten (10) Days preceeding the receipt of the Notice to Convert. This is true for the entire term of the loan.

Conversion Delays. If Borrower fails to deliver shares in accordance with the time frame stated above, Holder, at any time prior to selling all of those shares, may rescind any portion, in whole or in part, of that particular conversion attributable to the unsold shares and have the rescinded conversion amount returned to the Principal Sum with the rescinded conversion shares returned to the Maker (under Holder's and Maker's expectations that any returned conversion amounts will tack back to the original date of the Note). In addition, for each conversion, in the event that shares are not delivered by the fifth business day (inclusive of the day of conversion), a penalty of $2,000 per day will be assessed for each day after the fifth business day (inclusive of the day of the conversion) until share delivery is made; and such penalty will be added to the Principal Sum of the Note (under Holder's and Maker's expectations that any penalty amounts will tack back to the original date of the Note).

Piggyback Registration Rights. The Maker shall include on the next registration statement the Maker files with the SEC (or on the subsequent registration statement if such registration statement is withdrawn) all shares issuable upon conversion of this Note. Failure to do so will result in liquidated damages of 25% of the outstanding principal balance of this Note, but not less than $25,000, being immediately due and payable to the Holder at its election in the form of cash payment or addition to the balance of this Note.

Default. The following are events of default under this Note: (i) the Borrower shall fail to pay any principal under the Note when due and payable (or payable by conversion) thereunder; or (ii) the Borrower shall fail to pay any interest or any other amount under the Note when due and payable (or payable by conversion) thereunder; or (iii) a receiver, trustee or other similar official shall be appointed over the Borrower or a material part of its assets and such appointment shall remain uncontested for twenty (20) days or shall not be dismissed or discharged within sixty (60) days; or (iv) the Borrower shall become insolvent or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any; or (v) the Borrower shall make a general assignment for the benefit of creditors; or (vi) the Borrower shall file a petition for relief under any bankruptcy, IDST insolvency or similar law (domestic or foreign); or (vii) an involuntary proceeding shall be commenced or filed against the Borrower; or (viii) the Borrower shall lose its status as "DTC Eligible" or the borrower's shareholders shall lose the ability to deposit (either electronically or by physical certificates, or otherwise) shares into the DTC System; or (ix) the Borrower shall become delinquent in its filing requirements as a fully-reporting issuer registered with the SEC.

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Remedies. In the event of any default, the outstanding principal amount of this Note, plus accrued but unpaid interest, liquidated damages, fees and other amounts owing in respect thereof through the date of acceleration, shall become, at the Lender's election, immediately due and payable in cash at the Mandatory Default Amount. The Mandatory Default Amount means the greater of (i) the outstanding principal amount of this Note, plus all accrued and unpaid interest, liquidated damages, fees and other amounts hereon, divided by the Conversion Price on the date the Mandatory Default Amount is either demanded or paid in full, whichever has a lower Conversion Price, multiplied by the VWAP on the date the Mandatory Default Amount is either demanded or paid in full, whichever has a higher VWAP, or (ii) 150% of the outstanding principal amount of this Note, plus 100% of accrued and unpaid interest, liquidated damages, fees and other amounts hereon. Commencing five (5) days after the occurrence of any event of default that results in the eventual acceleration of this Note, the interest rate on this Note shall accrue at an interest rate equal to at least 18% per annum or the maximum rate permitted under applicable law. In connection with such acceleration described herein, the Lender need not provide, and the Borrower hereby waives, any presentment, demand, protest or other notice of any kind, and the Lender may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by Lender at any time prior to payment hereunder and the Lender shall have all rights as a holder of the note until such time, if any, as the Lender receives full payment pursuant to this Section 8. No such rescission or annulment shall affect any subsequent event of default or impair any right consequent thereon. Nothing herein shall limit Lender's right to pursue any other remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Borrower's failure to timely deliver certificates representing shares of Common Stock upon conversion of the Note as required pursuant to the terms hereof.

No Shorting. Lender agrees that so long as this Note from Borrower to Lender remains outstanding, Lender will not enter into or effect "short sales" of the Common Stock or hedging transaction which establishes a net short position with respect to the Common Stock of Borrower. Borrower acknowledges and agrees that upon delivery of a conversion notice by Lender, Lender immediately owns the shares of Common Stock described in the conversion notice and any sale of those shares issuable under such conversion notice would not be considered short sales.

Assignability. The Borrower may not assign this Note. This Note will be binding upon the Borrower and its successors and will inure to the benefit of the Lender and its successors and assigns and may be assigned by the Lender to anyone of its choosing without Borrower's approval.

Governing Law. This Note will be governed by, and construed and enforced in accordance with, the laws of the State of Florida, without regard to the conflict of laws principles thereof. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of Florida or in the federal courts located in Volusia County, in the State of Florida. Both parties and the individuals signing this Agreement agree to submit to the jurisdiction of such courts.

Delivery of Process by Lender to Borrower. In the event of any action or proceeding by Lender against Borrower, and only by Lender against Borrower, service of copies of summons and/or complaint and/or any other process which may be served in any such action or proceeding may be made by Lender via U.S. Mail, overnight delivery service such as FedEx or UPS, email, fax, or process server, or by mailing or otherwise delivering a copy of such process to the Borrower at its last known attorney as set forth in its most recent SEC filing.

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Attorney Fees. In the event any attorney is employed by either party to this Note with regard to any legal or equitable action, arbitration or other proceeding brought by such party for the enforcement of this Note or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Note, the prevailing party in such proceeding will be entitled to recover from the other party reasonable attorneys' fees and other costs and expenses incurred, in addition to any other relief to which the prevailing party may be entitled.

Opinion of Counsel. In the event that an opinion of counsel is needed for any matter related to this Note, Lender has the right to have any such opinion provided by its counsel. Lender also has the right to have any such opinion provided by Borrower's counsel.

Notices. Any notice required or permitted hereunder (including Conversion Notices) must be in writing and either personally served, sent by facsimile or email transmission, or sent by overnight courier. Notices will be deemed effectively delivered at the time of transmission if by facsimile or email, and if by overnight courier the business day after such notice is deposited with the courier service for delivery.

Wire Instructions:

Co-Signer, Inc.

Chase Bank
17870 Newhope Street
Suite 106

Fountain Valley, CA 92708
Routing #: 322271627
F/C Acct #; 520155057

(Remainder of this page left blank intentionally, signature page on next page)

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Borrower:

Co-Signer, Inc.
8275 S. Eastern Ave.
Suite 200-661
Las Vegas, NV 89123
kurt@co-signer.com

GCEF Opportunity Fund, LLC
1000 Fifth Street
Suite 200
Miami, FL 33139

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